Exhibit 23


             CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-55669) of Carpenter Technology Corporation of our Report dated June 10, 2003 relating to the financial statements of the Dynamet Incorporated Defined Contribution Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania



Date:  June 26, 2003